March 20, 2023 Dear Fellow Stockholder: American Healthcare REIT, Inc., or AHR, the company, we, us or our, recently filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission, or SEC, and I am pleased to provide you with an update on the company’s progress. Property level results were generally positive in 2022, led by a strong occupancy recovery in our integrated senior health campuses segment and stability in our medical office buildings. Our senior care properties were challenged by expense pressures in 2022, but we believe that occupancy gains in 2022 will translate into stronger margins in 2023. We are pleased that our property operations continue to demonstrate steady improvement, however, increasing interest expense has put pressure on our overall earnings. Interest rates have increased significantly since the beginning of 2022, from a Federal Funds Rate of 0.08% as of January 2022 to 4.57% as of February 2023. These rate increases have been historic in both pace and magnitude. The rate increases have a direct impact on the interest expense associated with our floating rate debt and in turn, our cash flows, liquidity, and ability to maintain our current distribution level. There is uncertainty whether interest rates will continue to rise and how long they will remain at these elevated levels. In light of these circumstances and to preserve the company’s liquidity, better align distributions with available cash flows and position the company for its long-term strategic goals, our board of directors or, the Board of Directors, authorized a reduction to the company’s quarterly distribution from $0.40 per share to $0.25 per share commencing with the first quarter 2023 distribution, which will be paid on or about April 18, 2023. The quarterly distribution of $0.25 per share represents an annualized distribution rate of $1.00 per share. As I’m sure you know, these actions were not taken lightly and the executive officers and directors of AHR are among the largest individual investors in the company. We all feel the full effects of this action and stand shoulder-to-shoulder with you through these challenges. We are focused on creating liquidity for our stockholders and took additional steps in the recent months to position AHR for a potential liquidity event. The capital markets have been volatile and there can be no assurance if or when a liquidity event may occur, but we remain diligent in preparing the company for the opportunity3. In the fourth quarter 2022, we executed a one-for- four reverse stock split and appointed Computershare Trust Services as our transfer agent. In January 2023, we appointed Marvin R. O’Quinn and Valerie Richardson to the Board of Directors; two great additions who complement the experience of the existing Board of Directors. O’Quinn serves as the president and chief operating officer of CommonSpirit Health — one of the nation’s largest nonprofit healthcare systems and brings valuable insight into matters relating to the U.S. healthcare delivery system. Richardson serves as the chief operating officer of ICSC, a large professional trade organization serving the retail marketplaces industry, and has extensive experience in commercial real estate and as a board member of Kimco Realty (NYSE: KIM), a leading publicly-traded real estate investment trust. We believe that O’Quinn and Richardson will be valuable contributors as we seek to maximize value on behalf of our stockholders. Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 844-460-9414. We will, of course, continue to report back to you regularly. Kind regards, Investor Update Year-End 2022 Highlights • Modified funds from operations attributable to controlling interest, or MFFO, equaled $128.4 million, or $1.95 per common share, for the year ended Dec. 31, 2022. MFFO for the year ended Dec. 31, 2021 equaled $77.6 million, or $1.55 per common share. • Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $94.6 million, or $1.44 per common share, for the year ended Dec. 31, 2022. FFO for the year ended Dec. 31, 2021 equaled $69.7 million, or $1.39 per common share. • Net operating income, or NOI, totaled $302 million for the year ended Dec. 31, 2022. NOI for the year ended Dec. 31, 2021 equaled $213.3 million. • Net loss for the year ended Dec. 31, 2022 totaled $73.4 million. Net loss for the year ended Dec. 31, 2021 totaled $53.3 million. • As of Dec. 31, 2022, the company’s property portfolio, (excluding senior housing operating properties, or SHOP, and integrated senior health campuses), achieved leased percentage of 92.2 percent and weighted average remaining lease term of 7.2 years. The company’s portfolio of SHOP and integrated senior health campuses achieved leased percentages of 77.0 percent and 84.5 percent, respectively. Portfolio leverage1 was 48.5 percent. • As of Dec. 31, 2022, the company owned a nearly 19.9 million-square-foot portfolio of 314 medical office buildings, senior housing facilities, skilled nursing facilities, hospitals and integrated senior health campuses located in 36 states, the United Kingdom and the Isle of Man, in addition to a real estate-related investment. The gross investment value2 of the portfolio was approximately $4.4 billion. • The company declared a quarterly distribution equal to an annualized distribution rate of $1.60 per share to its stockholders of record as of December 29, 2022, for the fourth quarter 2022. • Subsequent to the close of the fourth quarter of 2022, on March 15, 2023, the company’s Board of Directors unanimously approved an updated estimated per share net asset value, or NAV, of its common stock of $31.40 calculated as of December 31, 2022. (1) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the independent appraisals of such investments. (2) Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company’s pro rata ownership as of 12/31/22. (3) There can be no assurance as to when, or even if, we will be able to complete a liquidity event or list our common stock. * Please see financial reconciliation tables and notes on the back page of this update for more information regarding MFFO, FFO, NOI, and net loss.

PORTFOLIO OVERVIEW

All data presented as of 12/31/2022

19.9 million
Square Feet

314
Properties

$4.4 billion
Gross Investment Value[1]

11,764
Senior Housing Beds[2,3]

9,496
Skilled Nursing Beds[3]

PORTFOLIO COMPOSITION[1]



Integrated Senior Health Campuses
34.9%
Senior Housing Operating Properties (SHOP)
16.3%
Skilled Nursing Facilities
6.0%
Senior Housing — Leased
3.9%
Hospitals
2.9%
Debt Investment
1.9%
Medical Office Buildings
34.1%

Leased Percentages[4]	
Medical Office Buildings	89.0%
Hospitals	100%
Skilled Nursing Facilities	100%
Senior Housing – Leased	100%
SHOP	77.0%
Integrated Senior Health Campuses	84.5%

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
SHOP
Skilled Nursing Facilities
Integrated Senior Health Campuses

(1) Based on gross investment value, which is comprised of acquisition costs and subsequent capital expenditures that pertain to the company's pro rata ownership as of 12/31/22.
(2) Includes our SHOP.
(3) Includes portion of integrated senior health campuses related to a joint venture interest.
(4) Includes all third-party leased space of the properties (including master leases), except for our SHOP and integrated senior health campuses where leased percentage represents resident occupancy on the available units/beds therein.

On March 17, 2023, the company announced the most recent valuation of its portfolio, calculated as of December 31, 2022. As a result, the Board of Directors adopted an updated estimated per share NAV of Class T and Class I common stock of $31.40. The updated estimated per share NAV represents a decrease compared to the company’s previous per share NAV of $37.16 as of December 31, 2021, which management believes generally reflects the impact of higher interest rates on capitalization rates and discount rates across the portfolio and continued expense pressure on the company’s SHOP and integrated senior health campus segments. It is important to note that the updated estimated per share NAV is simply a snapshot as of a particular date and will fluctuate over time. It is not intended to represent the amount that stockholders could expect to receive if they were to sell their shares now or if the company were to complete a liquidity event. Pursuant to the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non- listed REITs, the updated estimated per share NAV does not include a portfolio premium that may accrue in a typical real estate transaction, nor does it reflect an enterprise value. For a full description of the methodology and assumptions used to determine the updated estimated per share NAV, please see the company’s Current Report on Form 8-K that we filed with the SEC on March 17, 2023, which also includes an extensive list of frequently asked questions with corresponding answers. You can find all of the company’s filings with the SEC and other important communications in the Investor Relations section of the AHR website at www.AmericanHealthcareREIT.com. UPDATED ESTIMATED PER SHARE NET ASSET VALUE DISTRIBUTIONS UPDATE On March 15, 2023, the Board of Directors authorized a reduction to the company’s quarterly distribution from $0.40 per share to $0.25 per share. This was done in order to preserve the company’s liquidity, better align distributions with available cash flows and position the company for its long-term strategic goals. Higher interest rates have a direct impact on the interest expense associated with our floating rate debt and in turn, our cash flows, liquidity and ability to maintain a quarterly distribution level of $0.40 per share. The first quarter 2023 distribution will be paid on or about April 18, 2023, to our Class T common stockholders and Class I common stockholders of record as of April 4, 2023. The quarterly distribution of $0.25 per share represents an annualized distribution rate of $1.00 per share. The distribution reinvestment plan, or DRIP, and share repurchase plan, or SRP, are currently suspended. At this time there can be no guarantee that either the DRIP or SRP will be reinstated by the Board of Directors. This investor update contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to: the estimated per share NAV of our common stock and our future determinations thereof; the effects of the COVID-19 pandemic, including its effects on the healthcare industry, senior housing properties and skilled nursing facilities; the impact of increasing interest rates; management’s expectations regarding the performance of our business, distribution payments, liquidity and continued success; our ability to maximize shareholder value; our ability to complete a liquidity event or listing; and our expectations regarding the DRIP and SRP. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward- looking statements contained in the Securities Act and Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements were made. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation: (1) our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; (2) uncertainties relating to our ability to successfully pursue our strategic plan; (3) changes in economic conditions generally, including rising inflation, and the real estate market specifically; (4) the continuing adverse effects of the COVID-19 pandemic, including its effects on the healthcare industry, senior housing and skilled nursing facilities and the economy in general; (5) legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts; (6) uncertainties about whether and when interest rates will continue to increase; (7) our ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (8) competition in the real estate industry; (9) uncertainties regarding changes in the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed REITs; and (10) any of the other risks included in our periodic reports as filed with the SEC. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements in this investor update. Sign-up for email alerts at www.AmericanHealthcareREIT.com Questions? Call our Investor Services department: (844) 460-9414 Southlake Hospital | Southlake, Texas

FINANCIAL RECONCILIATION (FOR THE YEARS ENDED 12/31/2022 & 12/31/2021)

FFO and MFFO Reconciliation

	Years Ended December 31,	
	2022	2021
Net loss	$(73,383,000)	$(53,269,000)
Depreciation and amortization related to real estate — consolidated properties	167,860,000	133,191,000
Depreciation and amortization related to real estate — unconsolidated entities	1,102,000	3,116,000
Impairment of real estate investments — consolidated properties	54,579,000	3,335,000
(Gain) loss on dispositions of real estate investments — consolidated properties	(5,481,000)	100,000
Gain on re-measurement of previously held equity interest (1)	(19,567,000)	–
Net (income) loss attributable to noncontrolling interests	(7,919,000)	5,475,000
Depreciation, amortization, impairments, gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(22,614,000)	(22,270,000)
FFO attributable to controlling interest	$94,577,000	$69,678,000
Business acquisition expenses (2)	$4,388,000	$13,022,000
Amortization of above- and below-market leases (3)	2,596,000	953,000
Amortization of closing costs (4)	237,000	201,000
Change in deferred rent (5)	(3,355,000)	(20,000)
Loss on debt extinguishments (6)	5,166,000	2,655,000
Gain in fair value of derivative financial instruments (7)	(500,000)	(8,200,000)
Foreign currency loss (8)	5,206,000	564,000
Impairment of goodwill (9)	23,277,000	–
Adjustments for unconsolidated entities (10)	222,000	573,000
Adjustments for noncontrolling interests (10)	(3,419,000)	(1,784,000)
MFFO attributable to controlling interest	$128,395,000	$77,642,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	65,807,868	50,081,140
Net loss per Class T and Class I common share — basic and diluted	$(1.12)	$(1.06)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$1.44	$1.39
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$1.95	$1.55

Net Operating Income Reconciliation

	Years Ended December 31,	
	2022	2021
Net loss	$(73,383,000)	$(53,269,000)
General and administrative	43,418,000	43,199,000
Business acquisition expenses	4,388,000	13,022,000
Depreciation and amortization	167,957,000	133,191,000
Interest expense	105,456,000	72,737,000
(Gain) loss on dispositions of real estate investments	(5,481,000)	100,000
Impairment of real estate investments	54,579,000	3,335,000
Impairment of goodwill	23,277,000	–
(Income) loss from unconsolidated entities	(1,407,000)	1,355,000
Gain on re-measurement of previously held equity interest	(19,567,000)	–
Foreign currency loss	5,206,000	564,000
Other income	(3,064,000)	(1,854,000)
Income tax expense	586,000	956,000
Net operating income	$301,965,000	$213,336,000

1. We recognized a gain upon the acquisition of the 50.0% controlling interest in a privately held company, RHS Partners, LLC, or RHS. Such acquisition resulted in the consolidation of RHS, which was previously accounted for as an equity method investment. We believe that adjusting for such nonrecurring gains provides useful supplemental information because such gains may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

2. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding business acquisition expenses that have been deducted as expenses in the determination of generally accepted accounting principles, or GAAP, net income or loss, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Business acquisition expenses include payments to our former advisor or its affiliates and third parties.

3. Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

4. Under GAAP, closing costs are amortized over the term of our debt security investment as an adjustment to the yield on our debt security investment. This may result in income recognition that is different than the contractual cash flows under our debt security investment. By adjusting for the amortization of the closing costs, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment, providing insight on the expected contractual cash flows of such investment, and aligns results with management's analysis of operating performance.

5. Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

6. The loss associated with the early extinguishment of debt primarily relates to the write-off of unamortized deferred financing fees, write-off of unamortized debt discount or premium, penalties, or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

7. Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

8. We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

9. We recognized an impairment loss of our goodwill pertaining to our SHOP reporting segment as a result of our annual assessment of goodwill. We believe that adjusting for such non-recurring impairment loss provides useful supplemental information because such losses may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

10. Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (2) - (9) above to convert our FFO to MFFO.

American Healthcare REIT
© American Healthcare REIT, Inc. All rights reserved.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | www.AmericanHealthcareREIT.com